EXTRACT OF BYLAWS AND ITS AMMENDMENTS

SMILES FIDELIDADE ARGENTINA S.A.

The undersigned, in her capacity as President of SMILES FIDELIDADE ARGENTINA S.A. (the “Company”), hereby certifies and declares that the following are true and faithful extracts of the material parts of the bylaws and its amendments from time to time adopted by the shareholders of the Company, duly registered before the Commercial Public Registry of the City of Buenos Aires, Argentina (“IGJ”):

1.               INITIAL AND PRE-AMENDMENT BYLAWS:

The initial and pre-amendment bylaws of the Company were issued on May 27, 2022, and duly registered before IGJ on March 7, 2023, under N° 2896, Book 111, Volume – of Corporations, and were as follows:

“BYLAWS: ARTICLES OF INCORPORATION OF SMILES FIDELIDADE ARGENTINA S.A.: ARTICLE 1: The company’s name is “Smiles Fidelidade Argentina S.A.”. The company has its registered office in Ciudad Autónoma de Buenos Aries. It may open branches, agencies and/or any other type of representation in the country and/or abroad. ARTICLE 2: Its duration is 30 (thirty) years counted from the day of its registration with the Public Registry. ARTICLE 3: The company is engaged, on behalf of itself, of third parties or associated with third parties, both in the Republic of Argentina and abroad, in the following activities: (a) the development and management of a loyalty program for its own customers or those of third parties; (b) the sale of rights to redeem prizes under the customer loyalty program; (c) the creation of a database of individuals and legal entities; (d) the representation of other companies, Argentinean or foreign; (e) the gathering and processing of transactional information on consumer habits; (f) the provision of ancillary services to trade of goods and products, including, without limitation, their import and export, in addition to the purchase of articles and products either directly or indirectly related to the performance of activities described above; (g) the exploration of the travel agencies and tourism business; (h) tourist services in general; (i) sale, upon commission or paid intermediation, of tickets, tours, trips and individual or group excursions; (j) paid intermediation in the reservation of accommodation; (k) representation of transport companies, accommodation companies and other companies providing tourist services; (l) development of activities related, similar or complementary to air transport, under the applicable legislation; and (m) holding ownership interest in other companies. For the listed activities that required qualified staff, this will be hired. For these purposes, the company has full legal capacity to acquire rights, incur obligations and perform acts that are either directly or indirectly related to the purpose and that are not prohibited by laws or by these bylaws. ARTICLE 4: The capital is established at $51,417,600 (fifty-one million, four hundred seventeen thousand and six hundred) represented by the same number of shares of $1 (one peso) of face value each and entitled to 1 (one) vote per share. The capital may be increased fivefold by resolution of the Annual Stockholders’ Meeting, in accordance with Article 188 of Law 19.550. ARTICLE 5: The shares shall be non-endorsable, registered, common or preferred, as determined when initial capital is subscribed or as decided by the Annual Shareholders’ Meeting when deciding its increase. In case of a delay in the integration of the shares, the Board of Directors is entitled to proceed in accordance with the provisions of Article 193 of Law 19.550. Preferred shares will receive a preferred dividend, whether cumulative or not, according to the conditions of their issuance. An additional profit sharing may be established for the Company’s profit. ARTICLE 6: The Company’s management is incumbent upon the Board of Directors, composed of the number of members that the Annual Shareholders’ Meeting determines between a minimum of 1 (one) and a maximum of 5 (five), with a term of office of 3 (three) years. The Annual Shareholders’ Meeting may appoint alternates in equal or smaller number than the full members and for the same term of office to fill any vacancies, in the order of their election. In case the Board of Directors is plural, the Directors should, at their first session, appoint a Chairman and, where appropriate, a Vice-Chairman who will replace the Chairman in case of absence or inability to attend. The Board works with the presence of an absolute majority of its members and decides by a majority of votes present. The Board may meet by means which allow directors, the auditor and other participants to communicate simultaneously with each other. In this case, the directors, auditor and/or other participants who attend through the aforementioned means shall be expressly stated in the respective minutes of the meeting, which must be signed by all those attendees. Participants who have attended the meeting in a non-face-to-face manner may authorize one or more directors who have attended the meeting in a face-to-face manner to sign the minutes on their behalf and for them. For the purposes of quorum, only those directors who are physically present at the venue of the meeting shall be counted. In order to ensure the performance of their duties, the Directors should provide a guarantee for an amount not less than the sum established by the rules and legal provisions in force for each of them. This guarantee should be provided under the conditions, within the deadlines and in the form set forth by law or regulation. ARTICLE 7: The Board of Directors has full authority to manage and dispose of assets. Therefore, it may perform, on behalf of the company, all kinds of legal acts aimed at fulfilling the company’s purpose, among others and without limitation, to operate with the banks of Nación Argentina and Banco de la Provincia de Buenos Aires, and other banking and credit institutions, either government or private, national or international; to organize branches, bureaus or other kind of representation, in or out of the country; to grant on one or more persons judicial or extra-judicial powers with the purpose and extent it deems to be convenient, including powers to bring criminal proceedings. The Company’s legal representation and the use of the corporate signature are incumbent upon the Chairman of the Board, or the Vice-Chairman in case of absence or inability of the Chairman, or two full members (Directors) acting jointly in the absence or inability of the Chairman and the Vice-Chairman. ARTICLE 8: The Company will not organize an Audit Committee, as set forth in article 284 of Law 19.550. When so decided by the Shareholders’ Meeting, the Company’s audit may be carried out by the full auditor with a term of office of two years or by an Audit Commission composed of three full auditors, which shall act in accordance with this article and for the period of two fiscal years. If the Company falls under the permanent control regime set forth in article 299 of Law 19.550, the supervision of the Company shall be exercised by: a) one full and an one alternate auditor elected by the Shareholders’ Meeting for term of two fiscal years, in case of paragraph 2); and b) in other cases, by an Audit Commission composed of three full auditors with a term of office of two fiscal years. The Audit Commission shall have the responsibilities and duties set forth in article 294 of the above-mentioned law and shall receive compensation determined by the Shareholders’ Meeting, which shall be allocated to general expenses or net profits earned of the fiscal year in which it is incurred. The Audit Commission shall meet when one of its members so requests and at least once every three months. It shall be validly held in the presence of the absolute majority of its members and its decisions shall be made by a majority of votes cast, without prejudice to the rights of the dissenting auditor. It shall keep minutes of its resolutions in a book. For the attendance to the meetings of the Board of Directors or Shareholders’ Meetings, the Audit Commission may appoint one of its members as representative. ARTICLE 9: Both annual and special shareholders' meetings shall be called in the cases set forth by Law 19.550. In the first call, the shareholders’ meetings shall be announced by means of notices published in the Official Gazette of the Republic of Argentina for five days, with an advance of no less than ten and no more than thirty days. The notices shall comply with the requirements of article 237 of Law 19.550. In case the company falls within the criteria of article 299 of Law 19.550, it should also be published in a general circulation newspaper in the Republic of Argentina. The shareholders’ meeting in second call may be called simultaneously with the shareholders’ meeting in first call, on the same day, one hour after the time scheduled for the first one or within thirty days subsequent to the first call failed, as decided at the time of call. In the latter case, publications will be made for three days, with at least eight days in advance. The shareholders’ meeting may be held without publication in the Official Gazette when the shareholders representing 100% (one hundred percent) of the capital are committed with their attendance. In this case, the resolutions should be adopted by unanimous voting of the shareholders entitled to vote. The quorum and majorities of votes are governed by articles 243 and 244 of Law 19.550, depending on the type of shareholders’ meeting and the agenda to be considered. The shareholders’ meeting may be held with the shareholders present or communicating to each other by other means allowing simultaneous audio and video transmission between the attendees, through the use of a platform that guarantees free access for all attendees, and participation with voice and vote of all members and the audit body, if applicable. In the corresponding call, clear and simple information should be provided about the chosen means of communication and the access method to allow said participation. For the purposes of determining the quorum, the shareholders present and those participating remotely through the technological media specified above shall be counted, who may be located anywhere in or out of the country. The minutes of the meeting where the shareholders are under the aforementioned conditions will be drawn up and signed within five days after the meeting, by the legal representative and by the representative of the Audit Committee, if applicable. Shareholders who have attended remotely may sign the minutes, but failure to do so shall not affect the validity of the shareholders’ meeting and the resolutions adopted therein. The minutes of the meeting shall record the statements of the shareholders present and those participating remotely, as well as their votes regarding each resolution adopted. The Company’s Chairman or, if applicable, the Audit Committee through its representative at the shareholders’ meeting shall record in the minutes the names of the Shareholders who have attended remotely and the regularity of the decisions made. The meeting held in this way should be recorded on digital media and the legal representative should keep a copy of the meeting on digital media for 5 (five) years, which should be available to any member upon request. ARTICLE 10: The fiscal year ends on December 31 of each year. The financial statements are prepared on that date in accordance with the provisions in force and the technical rules governing the subject. The realized profits are allocated: (a) 5% (five percent) up to 20% (twenty percent) of the subscribed capital, for the legal reserve fund; (b) compensation of the Board of Directors and Auditor; (c) the dividend of preferred shares, with priority to cumulative defaults; (d) the balance, in whole or in part, to additional participation in preferred shares and to dividend of common shares or to optional reserve or contingent funds, or new account funds, or to the destination established by the Annual Shareholders’ Meeting. Dividends should be paid within one year after their approval. ARTICLE 11: The liquidation of the company may be carried out by the Board of Directors or by liquidators appointed by the Shareholders’ Meeting, under the supervision of the Audit Committee, if any. Once the company’s debts and obligations have been settled and the capital has been repaid, the remainder, if any, shall be distributed among the shareholders proportionally to their respective holdings.”

2.               AMENDMENTS:

a)               On November 17, 2022, the Company amended Article 1 of its bylaws, all of which was registered with IGJ on March 7, 2023, under N° 2896, Book 111, Volume – of Corporations, to read as follows: “ARTICLE 1: The company is named “Smiles Fidelidade Argentina S.A.”. The company is a continuator of “Smiles Fidelidade S.A.” due to the fact that simultaneously to the merger by absorption and non-liquidation of “Smiles Fidelidade S.A.” with “Gol Linhas Aéreas S.A.” in the Federative Republic of Brazil, the Shareholders’ Equity of “Smiles Fidelidade S.A. – Argentina Branch” was split by the organization of “Smiles Fidelidade Argentina Ltda”, a company organized in the Federative Republic of Brazil and adjusted to the Argentine law as corporation, pursuant to Article 124 of the General Companies Law No. 19.550. The company is headquartered in Ciudad Autónoma de Buenos Aires. It may open branches, agencies and/or any other type of representation in the country and/or abroad.”

b)               By means of the Company's Annual and Special Shareholders’ Meeting dated January 23, 2024, Articles 6 and 7 of the Company's bylaws were amended to read as follows, which was duly registered before IGJ on March 6, 2024, under N° 4185, Book 116, Volume – of Corporations: “ARTICLE 6: The Company’s management and administration is incumbent upon the Board of Directors, composed of the number of members that the Annual Shareholders’ Meeting determines between a minimum of 1 (one) and a maximum of 5 (five) full directors, and the Shareholders’ Meeting may elect alternate members in a number equal to or lower than the full ones, who will be incorporated into the Board according to the order of their appointment, with a term of office of 3 (three) fiscal years. As long as the Company is covered by the provisions of article 299 (except for its item 7) of Law 19.550, the Board shall be composed of 3 (three) Full Directors, and the Shareholders’ Meeting may appoint alternates in an equal, lower or higher number. Alternate Directors shall replace the full ones in case of resignation, disqualification, sickness or absence or temporary or permanent inability, in the order determined by the Shareholders’ Meeting which appointed them. The number of Directors and their compensation shall be established by the Shareholders’ Meeting. The Board of Directors shall meet with the absolute majority of its members and shall resolve by a majority of those present. At its first meeting, the Board of Directors shall appoint a Chairman and, when appropriate, a Vice-Chairman who shall replace the former in his absence or inability to act. The Board of Directors may meet in the country or abroad, and the meeting be held by a videoconference system or other means of transmission that allows simultaneous communication among attendees, always subject to compliance with the provisions of the law or regulations in force and/or those enacted in the future. The electronic means used shall ensure: (i) the free accessibility of all attendees to meetings, (ii) the possibility of participating in the meeting remotely by means of platforms that allows simultaneous audio and video transmission, (iii) the participation with voice and vote of all members; and when appropriate, of the audit body, (iv) that the meeting held this way can be recorded in digital media, (v) the representative keeps a digital copy of the meeting for a 5-year period, which shall be made available to any partner upon request; (vi) that the meeting held is transcribed in the corresponding corporate book, with an express record of the persons who attended it and signed by the corporate representative and (vii) that the call and its communication through the appropriate legal and full manner informs, in a clear and simple way, which is the means of communication chosen and the how to access it to enable said attendance. For the purposes of determining the quorum, the Directors present and those participating remotely through the aforementioned technological means shall be counted, and they may be located anywhere in or out of the country. The Directors shall constitute, as a guarantee, the amounts representing at least 60% of the Company’s capital on a jointly basis among all the full designated ones. Without prejudice to the foregoing, the guarantee may not be lower than $300,000

(Three hundred thousand pesos) or more than $1,000,000 (One million pesos) per each Full Director appointed, in compliance with the provisions of the General Resolutions N-7/2015 and 15/2021 of the General Inspectorate of Justice, or the minimum and maximum amounts that the regulation in force determine in the future.” “ARTICLE 7: The Board of Directors has full authority to manage and dispose of assets. It may, therefore, perform on behalf of the Company any kind of act aimed at fulfilling the company’s purpose, including those requiring express powers according to the provisions of article 375 of the Civil and Commercial Code of the Nation and 9 of Decree Law 5965/63; among others and without limitation, to operate with the banks de la Nación Argentina y Banco de la Provincia de Buenos Aires, and other banking and credit institutions, government or private, national or international; to establish branches, agencies and/or other types of representation, in or out of the country; to grant one or more persons judicial or extra-judicial powers with the purpose and extent it deems to be appropriate, including powers for criminal proceedings. The Company’s legal representation is incumbent upon the Chairman of the Board of Directors, the Vice-Chairman, if applicable, or any Director duly authorized for these purposes.”

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